EXHIBIT (c)(2)

================================================================================





                             DEL LABORATORIES, INC.



                     Presentation to the Board of Directors


                                  July 1, 2004







                         PETER J. SOLOMON COMPANY, L.P.



================================================================================

                             DEL LABORATORIES, INC.
--------------------------------------------------------------------------------

This presentation has been prepared by Peter J. Solomon Company, L.P. ("PJSC") from materials and information supplied (whether orally or in writing) by Del Laboratories, Inc. ("Del" or the "Company"). This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed in conjunction with, the oral briefing provided by PJSC.

This presentation includes certain statements, estimates and projections provided by Del and selected public sources with respect to the historical and anticipated future performance of Del. Such statements, estimates and projections contain or are based on significant assumptions and subjective judgments made by Del management.

These assumptions and judgments may or may not be correct, and there can be no assurance that any projected results are attainable or will be realized. PJSC has not attempted to verify any such statements, estimates and projections, and as such PJSC makes no representation or warranty as to, and assumes no responsibility for, their accuracy or completeness and for the effect which any such inaccuracy or incompleteness may have on the results or judgments contained in this presentation.

Except where otherwise indicated, this analysis speaks as of the date hereof. Under no circumstances should the delivery of this document imply that the analysis would be the same if made as of any other date.

THIS REPORT HAS BEEN ISSUED FOR THE INFORMATION AND ASSISTANCE OF THE BOARD OF DIRECTORS OF DEL LABORATORIES, INC. (THE "BOARD"). IT IS NOT INTENDED TO BE USED, AND SHOULD NOT BE RELIED UPON, BY ANY OTHER PERSON.

THIS REPORT IS CONFIDENTIAL AND SHOULD NOT, WITHOUT PRIOR WRITTEN CONSENT OF PJSC, BE COPIED OR MADE AVAILABLE TO ANY PERSON OTHER THAN THE BOARD.
PJSC SHALL NOT HAVE LIABILITY, WHETHER DIRECT OR INDIRECT, IN CONTRACT OR TORT OR OTHERWISE, TO ANY PERSON IN CONNECTION WITH THIS REPORT.

--------------------------------------------------------------------------------

PETER J. SOLOMON COMPANY

                             DEL LABORATORIES, INC.
--------------------------------------------------------------------------------

                                Table of Contents
                                -----------------

Tab                                                                       Page


I.    Introduction                                                           1

II.   Summary Overview of Transaction                                        4


III.  Summary Historical Financial Information                               6


IV.   Summary Projected Financial Information                                9


V.    Summary Historical Stock Price Performance                            10


VI.   Summary Valuation Analysis                                            13


VII.  Summary of Parties Contacted                                          22

--------------------------------------------------------------------------------

                              TAB I -- Introduction

                             DEL LABORATORIES, INC.
--------------------------------------------------------------------------------

                                  Introduction
                                  ------------

o We understand that Del Laboratories, Inc. ("Del" or the "Company"), Del Holding Corp. ("Parent") and Del Acquisition Corp. ("Sub"), a wholly-owned subsidiary of Parent, propose to enter into an Agreement and Plan of Merger substantially in the form of the draft dated June 30, 2004 (the "Agreement"). The Agreement provides, among other things, and subject to the terms and conditions thereof, for the merger of Sub with and into the Company, with each then issued and outstanding share of Del common stock, par value $1.00 per share ("Company Common Stock") (other than shares owned by the Company, Parent, Sub or any other subsidiary of Parent or shares as to which dissenter's rights have been perfected) being converted into the right to receive $35.00 in cash without interest (the "Merger Consideration").

o You have asked us to advise you with respect to the fairness to the holders of Company Common Stock (other than Parent or any of its direct or indirect subsidiaries or affiliates) from a financial point of view of the consideration proposed to be received by the holders of Company Common Stock in the Merger.


--------------------------------------------------------------------------------

                             DEL LABORATORIES, INC.
--------------------------------------------------------------------------------

                                  Introduction
                                  ------------

o   For purposes of the opinion set forth herein, we have:

      (i) reviewed certain publicly available financial statements and other information of the Company;

      (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;

      (iii) reviewed certain financial projections for the Company prepared by the management of the Company;

      (iv) discussed the past and current operations, financial condition and prospects of the Company with management of the Company;

      (v) reviewed the reported prices and trading activity of the Company Common Stock;

      (vi) compared the financial performance and condition of the Company and the reported prices and trading activity of the Company Common Stock with those of certain other comparable publicly traded companies;

      (vii) reviewed publicly available information regarding the financial terms of certain transactions comparable, in whole or in part, to the Merger;

      (viii) participated in certain discussions among representatives of each of Parent and the Company;

      (ix)   reviewed a draft of the Agreement dated June 30, 2004; and

      (x) performed such other analyses and taken into account such other matters as we have deemed appropriate.

--------------------------------------------------------------------------------

                             DEL LABORATORIES, INC.
--------------------------------------------------------------------------------

                                  Introduction
                                  ------------

o We have assumed and relied upon the accuracy and completeness of the information discussed with or reviewed by or for us for the purposes of this opinion and we have not assumed any responsibility for independent verification of such information. With respect to the financial projections, we have assumed that the financial projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. We express no opinion with respect to such financial projections. We have not assumed any responsibility for any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuation or appraisal. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, June 30, 2004.

o We have assumed, in all aspects material to our analysis, that the representations and warranties of each party contained in the Agreement are true and complete, that each party to the Agreement will perform all of the covenants and agreements required to be performed by such party thereunder and that all conditions to the consummation of the Merger will be satisfied without waiver thereof.

o We have acted as financial advisor to the Company in connection with this transaction and will receive a fee for our services, a portion of which is payable upon the delivery of this opinion.

o Our opinion is solely for the information of the Board of Directors of the Company and is not on behalf of and is not intended to confer rights or remedies upon any other entity or persons, and may not be used for any other purpose without our prior written consent. Our opinion does not constitute a recommendation to any holder of Company Common Stock as to how any such holder should vote on the Merger.

--------------------------------------------------------------------------------

                    TAB II -- Summary Overview of Transaction

                             DEL LABORATORIES, INC.
--------------------------------------------------------------------------------

                         Summary Overview of Transaction
                         -------------------------------

Summary of Selected Transaction Terms (a)
--------------------------------------------------------------------------------

Transaction:      Del Holding Corp. (an affiliate of Church & Dwight Co., Inc.
                  and Kelso & Company) will acquire Del Laboratories, Inc. in a reverse triangular merger.

Purchase Price:   $35.00 per Del share, in cash, no interest

Structure:        One-step merger

Key Conditions:   o     Approval by Company shareholders (Articles of
                        Incorporation call for affirmative vote of holders of 80% of outstanding shares of Company Common Stock)

                  o     HSR approval

                  o     Financing

                        - Material adverse effect on the business of the Company

                        - Material adverse change in financial, banking or capital markets

                        -     Minimum EBITDA of $47 million

                  o     Voting agreement with major shareholders

--------------------------------------------------------------------------------
(a) These terms are based on a draft of the Agreement dated June 30, 2004. For a complete description of the terms of this transaction, please refer to the Agreement.

                             DEL LABORATORIES, INC.
--------------------------------------------------------------------------------

                         Summary Overview of Transaction
                         -------------------------------

Summary of Multiples to be Paid in Transaction
--------------------------------------------------------------------------------
(Dollars in Millions)

Purchase Price per Daisy Share                                         $35.00
    Shares Outstanding (a)                                                9.7
    Option Equivalent Shares Outstanding (b)                              1.2
                                                                   ----------
    Diluted Shares Outstanding                                           11.0

Total Equity Value                                                     $383.8
    Plus: Debt Outstanding (c)                                           78.9
    Less: Cash Outstanding (c)                                           (1.4)
                                                                   ----------
Total Enterprise Value                                                  461.3
    Plus: Change of Control Payment (d)                                  14.0
                                                                   ----------
Total Transaction Value                                                $475.3

Purchase Price Premium to Daisy Closing Share Price:
    On June 30, 2004                                      $31.02         12.8 %


Transaction Value as a Multiple of:
-----------------------------------

Net Sales     LTM (3/31/04) (e)                           $375.7        126.5 %
EBITDA        LTM (3/31/04) (e)                             40.4         11.8 x

EBIT          LTM (3/31/04) (e)                             31.9         14.9


Purchase Price Per Share as a Multiple of:
------------------------------------------

E.P.S.        LTM (3/31/04) (e)                            $1.72         20.4 x

              FY 2004E (f)                                  2.12         16.5


--------------------------------------------------------------------------------
Source: Company's 2003 Form 10-K and Form 10-Q for the period ended March 31, 2004.

CAGR = Compounded Annual Growth Rate

(a) Shares outstanding as of May 7, 2004. Source: Company's Form 10-Q for the period ended March 31, 2004.

(b) Assumes the treasury stock method with 2.3 million in-the-money options outstanding at a weighted average exercise price of $16.51 per share.
      Source: Company Management.

(c) As of March 31, 2004. Source: Company's Form 10-Q for the period ended March 31, 2004

(d) Present value of approximately $15.4 million of change of control payments triggered by Dan K. Wassong Employment Agreement. Source: Company Management.

(e) Latest twelve months ended March 31, 2004. Source: Company's Form 10-K for the year ended December 31, 2003 and the Company's Form 10-Q for the interim period ended March 31, 2004. Excludes one-time and non-recurring items. First quarter financial results negatively impacted by move of manufacturing operations to Rocky Point.

(f)   Source: Company Management estimates as of June 29, 2004.

               TAB III -- Summary Historical Financial Information

                             DEL LABORATORIES, INC.
--------------------------------------------------------------------------------

                    Summary Historical Financial Information
                    ----------------------------------------

Summary Historical Income Statement
--------------------------------------------------------------------------------
(Dollars in Millions, Except Per Share Data)

                                Fiscal Year Ended December 31,           Three Months Ended
                           ----------------------------------------  --------------------------       LTM
                             2001 (a)      2002 (b)      2003 (c)      4/1/2003    3/31/2004 (d)   3/31/2004
                           ------------  ------------  ------------  ------------  ------------  ------------
Net Sales                      $304.6        $350.7        $386.0         $93.4         $83.1        $375.7
Gross Profit                    158.0         179.3         200.2          47.7          41.9         194.3
EBITDA                           35.8          42.1          46.0           9.9           4.2          40.4
EBIT                             27.3          34.5          37.8           8.1           2.2          31.9
Net Income                       12.1          18.7          21.2           4.3           0.7          17.5
Diluted Earnings Per Share      $1.29         $1.89         $2.10         $0.44         $0.07         $1.72

Margins
-------
Gross Margin                     51.9 %        51.1 %        51.9 %        51.1 %        50.4 %        51.7 %
EBITDA                           11.7          12.0          11.9          10.6           5.1          10.8
EBIT                              9.0           9.8           9.8           8.6           2.6           8.5
Net Income                        4.0           5.3           5.5           4.6           0.8           4.7

Growth Rates
------------
Net Sales                          --          15.1 %        10.1 %          --         (11.0)%          --
EBITDA                             --          17.6           9.4            --         (57.2)           --
EBIT                               --          26.5           9.5            --         (72.9)           --
Net Income                         --          54.3          12.9            --         (84.2)           --
Diluted Earnings Per Share         --          47.3          10.8            --         (84.9)           --

--------------------------------------------------------------------------------
Source: Company's 2003 Form 10-K and Form 10-Q for the period ended March 31, 2004.

(a) Excludes $3.1 million pre-tax charge for a provision for doubtful accounts, $0.2 million pre-tax charge related to the closure of Newark, NJ manufacturing facility and $0.6 million pre-tax charge related to potential environmental liability.

(b) Excludes plant closure expenses, $2.4 million pre-tax gain on sale of vacant land, $0.4 million pre-tax charge for a provision for doubtful accounts and $0.8 million pre-tax charge related to a potential environmental liability.

(c) Excludes $1.3 million after-tax charge related to severance costs associated with the move of the company's manufacturing operations and $0.7 million pre-tax recovery related to the K-Mart Chapter 11 bankruptcy filing.

(d) First quarter 2004 financial results negatively impacted by move of manufacturing operations to Rocky Point.

                             DEL LABORATORIES, INC.
--------------------------------------------------------------------------------

                    Summary Historical Financial Information
                    ----------------------------------------

Summary Historical Balance Sheet
--------------------------------------------------------------------------------
(Dollars in Millions)

                                                             As of December 31,
                                                          -----------------------      As of
                                                             2002         2003       3/31/2004
                                                          ----------   ----------   ----------
Assets
------
Cash & Cash Equivalents                                         $0.5         $2.1         $1.4
Accounts Receivable                                             51.1         75.1         71.3
Inventory                                                       79.9         92.5        100.6
Prepaid Expenses and Other                                      12.2         10.7         11.3
                                                          ----------   ----------   ----------
   Total Current Assets                                        143.7        180.5        184.5
Property, Plant & Equipment                                     37.4         49.3         50.3
Goodwill and Other Intangibles                                  14.7         14.0         13.9
Other Long-Term Assets                                          15.2         19.4         22.3
                                                          ----------   ----------   ----------
   TOTAL ASSETS                                               $211.0       $263.2       $271.0
                                                          ==========   ==========   ==========

Liabilities and Shareholders' Equity
------------------------------------
Short-Term Debt and Current Portion of Long-Term Debt           $8.4         $8.8         $1.0
Accounts Payable                                                32.4         43.9         43.0
Other                                                           21.7         25.3         26.5
                                                          ----------   ----------   ----------
   Total Current Liabilities                                    62.5         78.0         70.5
Long-Term Debt (a)                                              50.6         63.4         77.9
Other Long-Term Liabilities                                     15.0         16.3         16.3
Shareholders' Equity                                            82.9        105.6        106.3
                                                          ----------   ----------   ----------
   TOTAL LIABILITIES AND EQUITY                               $211.0       $263.2       $271.0
                                                          ==========   ==========   ==========

--------------------------------------------------------------------------------
Source: Company's 2003 Form 10-K and Form 10-Q for the period ended March 31, 2004.

(a) As of March 31, 2004, includes $24.0 million Senior Notes, $40.8 million notes payable under revolving credit agreement, $13.7 million mortgages on land and buildings and $0.4 million obligations under capital leases, less $1.0 million current portion of long-term debt.

                             DEL LABORATORIES, INC.
--------------------------------------------------------------------------------

                    Summary Historical Financial Information
                    ----------------------------------------

Summary Historical Cash Flow Statement
--------------------------------------------------------------------------------
(Dollars in Millions)

                                                           Fiscal Year Ended December 31,
                                                        ------------------------------------
                                                           2001         2002         2003
                                                        ----------   ----------   ----------
Operating Activities
   Net Income                                                $9.8        $19.5        $20.4
   Depreciation and Amortization                              8.5          7.6          8.3
   Deferred Income Taxes                                     (3.6)         0.3         (0.1)
   Other                                                      3.5         (1.3)         0.4
   Change in Working Capital Accounts                         7.9        (12.4)       (20.2)
                                                        ----------   ----------   ----------
Net Cash Provided By (Used In) Operating Activities          26.2         13.8          8.7

Investing Activities
   Capital Expenditures (a)                                  (5.6)        (9.1)       (18.2)
   Disposal of Property, Plant and Equipment                  0.0          2.9          0.2
   Intangible Assets Acquired                                 0.0          0.0         (0.1)
                                                        ----------   ----------   ----------
Net Cash Provided By (Used In) Investing Activities          (5.5)        (6.1)       (18.0)

Free Cash Flow Before Financing Activities                   20.6          7.7         (9.3)

Financing Activities
   Long-Term Debt Payments                                  (20.2)        (7.4)       (12.1)
   Borrowings                                                 0.0          0.0         24.5
   Treasury Stock Acquired                                   (0.6)        (2.6)        (1.4)
   Employee Stock Plans and Other                             0.0          0.1          0.1
   Payment of Dividends                                       0.0          0.0          0.0
                                                        ----------   ----------   ----------
Net Cash Provided By (Used In) Financing Activities         (20.8)        (9.8)        11.1

Effect of Exchange Rate Changes on Cash                      (0.0)        (0.0)        (0.2)
Net Increase/(Decrease) in Cash & Cash Equivalents           (0.2)        (2.2)         1.6
Cash & Cash Equivalents at Beginning of Period                2.9          2.7          0.5
                                                        ----------   ----------   ----------
Cash & Cash Equivalents at End of Period                     $2.7         $0.5         $2.1
                                                        ==========   ==========   ==========

--------------------------------------------------------------------------------
Source: Company's 2003 Form 10-K.

(a) Includes $10.5 million for the expansion of the North Carolina facility in 2003.

                TAB IV -- Summary Projected Financial Information

                             DEL LABORATORIES, INC.
--------------------------------------------------------------------------------

                    Summary Projected Financial Information
                    ---------------------------------------

Summary Projected Income Statement
--------------------------------------------------------------------------------
(Dollars in Millions, Except Per Share Data)

                                                            Projected Fiscal Year Ending December 31, (b)
                                   Actual FY   ----------------------------------------------------------------------  FY04-FY09
                                    2003 (a)    2004 (c)      2005        2006        2007        2008        2009      CAGR (e)
                                   ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
Net Sales                            $386.0      $397.7      $437.9      $463.3      $486.1      $508.3      $531.4        6.0%
Gross Profit                          200.2       209.4       228.6       244.3       257.4       269.6       282.0        6.1%
EBITDA                                 46.0        47.8        52.5        59.0        63.6        67.3        70.1        7.9%
EBIT                                   37.8        40.1        44.7        51.2        55.9        59.6        62.3        9.2%
Net Income                             21.2        21.6        24.5        28.9        31.9        34.3        36.2       10.9%
Diluted Earnings Per Share (d)        $2.10       $2.12       $2.40       $2.83       $3.12       $3.35       $3.54       10.9%

Margins
-------
Gross Margin                           51.9 %      52.7 %      52.2 %      52.7 %      52.9 %      53.0 %      53.1 %
EBITDA                                 11.9        12.0        12.0        12.7        13.1        13.2        13.2
EBIT                                    9.8        10.1        10.2        11.1        11.5        11.7        11.7
Net Income                              5.5         5.4         5.6         6.2         6.6         6.7         6.8

Growth Rates
------------
Net Sales                              10.1 %       3.1 %      10.1 %       5.8 %       4.9 %       4.6 %       4.6 %
EBITDA                                  9.4         3.8         9.8        12.4         7.8         5.8         4.1
EBIT                                    9.5         6.0        11.7        14.5         9.0         6.6         4.6
Net Income                             12.9         2.0        13.4        17.8        10.5         7.4         5.6
Diluted Earnings Per Share (d)         10.8         0.9        13.4        17.8        10.5         7.4         5.6

--------------------------------------------------------------------------------
(a) Source: Company's 2003 Form 10-K. Excludes $1.3 million after-tax charge related to severance costs associated with the move of the company's manufacturing operations and $0.7 million pre-tax recovery related to the K-Mart Chapter 11 bankruptcy filing.

(b)   Source: Company Management estimates of June 29, 2004.

(c)   Excludes severance expense of $73 thousand.

(d) Assumes diluted shares outstanding remain constant at LTM amount of 10.2 million for Fiscal Years 2004 - 2009. Source: Company Management.

(e)   CAGR = Compounded Annual Growth Rate.

               TAB V -- Summary Historical Stock Price Performance

                             DEL LABORATORIES, INC.
--------------------------------------------------------------------------------

                   Summary Historical Stock Price Performance
                   ------------------------------------------

Daily Stock Price/Volume Analysis: Latest Twelve Months
--------------------------------------------------------------------------------
July 1, 2003 to June 30, 2004

  [The following table was depicted as a line graph in the printed materials]

Closing Prices - Latest Twelve Months
---------------------

  DATE      CLOSING PRICE
----------  ---------

6/30/2003     $22.38
7/1/2003       22.94
7/2/2003       22.85
7/3/2003       22.73
7/7/2003       22.86
7/8/2003       23.21
7/9/2003       23.48
7/10/2003      23.71
7/11/2003      23.81
7/14/2003      23.81
7/15/2003      23.81
7/16/2003      23.78
7/17/2003      23.10
7/18/2003      22.86
7/21/2003      21.87
7/22/2003      23.05
7/23/2003      22.94
7/24/2003      23.36
7/25/2003      23.64
7/28/2003      23.62
7/29/2003      24.81
7/30/2003      24.33
7/31/2003      24.24
8/1/2003       24.10
8/4/2003       23.81
8/5/2003       23.81
8/6/2003       23.00
8/7/2003       23.19
8/8/2003       23.32
8/11/2003      23.14
8/12/2003      24.29
8/13/2003      24.69
8/14/2003      24.62
8/15/2003      24.62
8/18/2003      25.90
8/19/2003      27.38
8/20/2003      27.52
8/21/2003      27.62
8/22/2003      27.24
8/25/2003      27.14
8/26/2003      27.48
8/27/2003      26.90
8/28/2003      27.14
8/29/2003      26.81
9/2/2003       26.94
9/3/2003       27.52
9/4/2003       27.86
9/5/2003       27.86
9/8/2003       28.45
9/9/2003       27.38
9/10/2003      27.41
9/11/2003      28.95
9/12/2003      29.17
9/15/2003      28.21
9/16/2003      28.92
9/17/2003      28.76
9/18/2003      28.85
9/19/2003      28.62
9/22/2003      28.43
9/23/2003      28.81
9/24/2003      28.43
9/25/2003      28.39
9/26/2003      27.43
9/29/2003      27.14
9/30/2003      26.90
10/1/2003      27.43
10/2/2003      27.33
10/3/2003      27.43
10/6/2003      27.87
10/7/2003      27.86
10/8/2003      27.62
10/9/2003      27.40
10/10/2003     27.62
10/13/2003     27.59
10/14/2003     27.33
10/15/2003     26.64
10/16/2003     26.91
10/17/2003     26.05
10/20/2003     26.19
10/21/2003     25.71
10/22/2003     24.27
10/23/2003     23.76
10/24/2003     23.65
10/27/2003     24.30
10/28/2003     23.57
10/29/2003     24.10
10/30/2003     23.57
10/31/2003     23.34
11/3/2003      24.24
11/4/2003      23.67
11/5/2003      23.62
11/6/2003      23.81
11/7/2003      23.70
11/10/2003     23.97
11/11/2003     23.77
11/12/2003     23.81
11/13/2003     24.10
11/14/2003     23.35
11/17/2003     22.86
11/18/2003     22.86
11/19/2003     22.83
11/20/2003     23.10
11/21/2003     23.43
11/24/2003     23.90
11/25/2003     23.95
11/26/2003     24.09
11/28/2003     24.15
12/1/2003      24.40
12/2/2003      25.00
12/3/2003      24.81
12/4/2003      24.80
12/5/2003      24.60
12/8/2003      24.65
12/9/2003      24.49
12/10/2003     24.20
12/11/2003     24.60
12/12/2003     24.60
12/15/2003     24.50
12/16/2003     24.50
12/17/2003     24.30
12/18/2003     24.38
12/19/2003     24.30
12/22/2003     24.31
12/23/2003     24.30
12/24/2003     24.39
12/26/2003     24.40
12/29/2003     24.45
12/30/2003     25.00
12/31/2003     25.00
1/2/2004       25.06
1/5/2004       25.60
1/6/2004       25.70
1/7/2004       25.79
1/8/2004       27.00
1/9/2004       26.94
1/12/2004      27.40
1/13/2004      28.80
1/14/2004      28.17
1/15/2004      28.58
1/16/2004      29.20
1/20/2004      28.59
1/21/2004      28.60
1/22/2004      28.57
1/23/2004      28.40
1/26/2004      30.25
1/27/2004      30.18
1/28/2004      30.00
1/29/2004      30.08
1/30/2004      30.01
2/2/2004       30.06
2/3/2004       30.24
2/4/2004       30.15
2/5/2004       30.30
2/6/2004       30.60
2/9/2004       31.77
2/10/2004      32.10
2/11/2004      32.20
2/12/2004      32.04
2/13/2004      32.10
2/17/2004      32.10
2/18/2004      32.40
2/19/2004      32.15
2/20/2004      32.09
2/23/2004      31.39
2/24/2004      31.55
2/25/2004      32.70
2/26/2004      32.55
2/27/2004      32.99
3/1/2004       33.25
3/2/2004       33.56
3/3/2004       33.41
3/4/2004       33.40
3/5/2004       33.88
3/8/2004       33.66
3/9/2004       33.00
3/10/2004      31.50
3/11/2004      31.78
3/12/2004      32.20
3/15/2004      32.05
3/16/2004      31.74
3/17/2004      32.22
3/18/2004      32.25
3/19/2004      31.65
3/22/2004      30.60
3/23/2004      30.74
3/24/2004      30.70
3/25/2004      31.12
3/26/2004      31.41
3/29/2004      32.46
3/30/2004      33.31
3/31/2004      33.20
4/1/2004       33.45
4/2/2004       33.60
4/5/2004       33.60
4/6/2004       33.48
4/7/2004       33.95
4/8/2004       34.20
4/12/2004      34.21
4/13/2004      33.81
4/14/2004      32.66
4/15/2004      32.10
4/16/2004      31.50
4/19/2004      31.48
4/20/2004      31.47
4/21/2004      32.03
4/22/2004      32.70
4/23/2004      31.72
4/26/2004      32.28
4/27/2004      32.28
4/28/2004      31.75
4/29/2004      29.30
4/30/2004      28.52
5/3/2004       28.40
5/4/2004       29.20
5/5/2004       30.04
5/6/2004       29.61
5/7/2004       29.65
5/10/2004      28.99
5/11/2004      28.85
5/12/2004      29.48
5/13/2004      28.57
5/14/2004      28.31
5/17/2004      28.14
5/18/2004      28.60
5/19/2004      28.46
5/20/2004      27.75
5/21/2004      27.80
5/24/2004      28.17
5/25/2004      28.68
5/26/2004      28.71
5/27/2004      28.80
5/28/2004      28.80
6/1/2004       29.15
6/2/2004       29.40
6/3/2004       29.60
6/4/2004       29.40
6/7/2004       29.90
6/8/2004       29.70
6/9/2004       29.50
6/10/2004      29.60
6/14/2004      29.26
6/15/2004      30.20
6/16/2004      30.45
6/17/2004      30.06
6/18/2004      30.00
6/21/2004      30.50
6/22/2004      30.20
6/23/2004      30.30
6/24/2004      30.26
6/25/2004      30.50
6/28/2004      30.46
6/29/2004      30.64
6/30/2004      31.02

--------------------------------------------------------------------------------
Source: Bloomberg.

                             DEL LABORATORIES, INC.
--------------------------------------------------------------------------------

                   Summary Historical Stock Price Performance
                   ------------------------------------------

Weekly Stock Price/Volume Analysis: Last Three Years
--------------------------------------------------------------------------------
July 6, 2001 to June 25, 2004

  [The following table was depicted as a line graph in the printed materials]

Closing Prices - Last Three Years
---------------------

  DATE      CLOSING PRICE
----------  ---------

7/6/2001       $9.42
7/13/2001       9.54
7/20/2001       9.72
7/27/2001      12.58
8/3/2001       12.78
8/10/2001      12.57
8/17/2001      12.14
8/24/2001      13.22
8/31/2001      14.08
9/7/2001       14.17
9/14/2001      13.99
9/21/2001      12.06
9/28/2001      12.44
10/5/2001      13.16
10/12/2001     14.04
10/19/2001     14.58
10/26/2001     14.59
11/2/2001      13.91
11/9/2001      13.82
11/16/2001     13.13
11/23/2001     13.39
11/30/2001     13.61
12/7/2001      13.95
12/14/2001     14.74
12/21/2001     14.51
12/28/2001     13.83
1/4/2002       14.38
1/11/2002      14.29
1/18/2002      14.62
1/25/2002      14.69
2/1/2002       14.92
2/8/2002       15.05
2/15/2002      14.29
2/22/2002      14.88
3/1/2002       15.42
3/8/2002       15.87
3/15/2002      15.51
3/22/2002      16.33
3/29/2002      17.34
4/5/2002       17.90
4/12/2002      20.32
4/19/2002      20.95
4/26/2002      23.04
5/3/2002       22.22
5/10/2002      23.45
5/17/2002      22.49
5/24/2002      21.32
5/31/2002      22.63
6/7/2002       20.41
6/14/2002      19.91
6/21/2002      21.41
6/28/2002      22.68
7/5/2002       21.44
7/12/2002      20.09
7/19/2002      19.63
7/26/2002      18.59
8/2/2002       16.60
8/9/2002       17.37
8/16/2002      18.55
8/23/2002      18.69
8/30/2002      18.32
9/6/2002       17.51
9/13/2002      17.42
9/20/2002      17.42
9/27/2002      16.69
10/4/2002      16.05
10/11/2002     15.83
10/18/2002     17.28
10/25/2002     20.40
11/1/2002      22.36
11/8/2002      22.22
11/15/2002     22.75
11/22/2002     21.41
11/29/2002     22.48
12/6/2002      20.76
12/13/2002     20.66
12/20/2002     20.71
12/27/2002     20.39
1/3/2003       20.19
1/10/2003      20.52
1/17/2003      19.86
1/24/2003      18.70
1/31/2003      18.24
2/7/2003       18.43
2/14/2003      18.06
2/21/2003      18.71
2/28/2003      18.57
3/7/2003       16.86
3/14/2003      17.14
3/21/2003      18.86
3/28/2003      18.30
4/4/2003       18.87
4/11/2003      18.73
4/18/2003      19.48
4/25/2003      19.40
5/2/2003       22.76
5/9/2003       22.19
5/16/2003      21.57
5/23/2003      22.57
5/30/2003      23.81
6/6/2003       24.06
6/13/2003      22.99
6/20/2003      22.38
6/27/2003      21.61
7/4/2003       22.73
7/11/2003      23.81
7/18/2003      22.86
7/25/2003      23.64
8/1/2003       24.10
8/8/2003       23.32
8/15/2003      24.62
8/22/2003      27.24
8/29/2003      26.81
9/5/2003       27.86
9/12/2003      29.17
9/19/2003      28.62
9/26/2003      27.43
10/3/2003      27.43
10/10/2003     27.62
10/17/2003     26.05
10/24/2003     23.65
10/31/2003     23.34
11/7/2003      23.70
11/14/2003     23.35
11/21/2003     23.43
11/28/2003     24.15
12/5/2003      24.60
12/12/2003     24.60
12/19/2003     24.30
12/26/2003     24.40
1/2/2004       25.06
1/9/2004       26.94
1/16/2004      29.20
1/23/2004      28.40
1/30/2004      30.01
2/6/2004       30.60
2/13/2004      32.10
2/20/2004      32.09
2/27/2004      32.99
3/5/2004       33.88
3/12/2004      32.20
3/19/2004      31.65
3/26/2004      31.41
4/2/2004       33.60
4/9/2004       34.20
4/16/2004      31.50
4/23/2004      31.72
4/30/2004      28.52
5/7/2004       29.65
5/14/2004      28.31
5/21/2004      27.80
5/28/2004      28.80
6/4/2004       29.40
6/11/2004      29.60
6/18/2004      30.00
6/25/2004      30.50

--------------------------------------------------------------------------------
Source: Bloomberg.

                             DEL LABORATORIES, INC.
--------------------------------------------------------------------------------

                   Summary Historical Stock Price Performance
                   ------------------------------------------

Summary of Trading Prices
--------------------------------------------------------------------------------
July 1, 2001 to June 30, 2004

                                                                  Closing Stock Price                      Premium of
   Daily for the                                ----------------------------------------------------        $35.00
 Following Periods:         Time Period            High          Low          Average       Median         to Median
---------------------      -------------        ----------    ----------    ----------    ----------      ----------
6/23/2004 - 6/30/2004      Last 7 Days            $31.02        $30.26        $30.53        $30.48           14.8 %
6/16/2004 - 6/30/2004      Last 14 Days            31.02         30.00         30.40         30.45           14.9
5/31/2004 - 6/30/2004      Last 30 Days            31.02         29.15         30.00         30.06           16.4
5/16/2004 - 6/30/2004      Last 45 Days            31.02         27.75         29.48         29.60           18.2
 5/1/2004 - 6/30/2004      Last 60 Days            31.02         27.75         29.39         29.48           18.7
 4/1/2004 - 6/30/2004      Last 90 Days            34.21         27.75         30.41         30.02           16.6
 1/2/2004 - 6/30/2004      Last 180 Days           34.21         25.06         30.59         30.46           14.9

 7/1/2003 - 6/30/2004      Last 1 Year             34.21         21.87         27.85         28.16           24.3
 7/1/2002   6/30/2004      Last 2 Years            34.21         15.56         23.79         23.24           50.6
 7/1/2001 - 6/30/2004      Last 3 Years            34.21         9.33          21.19         20.92           67.3

--------------------------------------------------------------------------------
Source: Bloomberg.

                      TAB VI -- Summary Valuation Analysis

                             DEL LABORATORIES, INC.
--------------------------------------------------------------------------------

                           Summary Valuation Analysis
                           --------------------------

Summary Valuation Overview
--------------------------------------------------------------------------------

   [The following table was depicted as a bar graph in the printed materials]

Comparable Companies Analysis
Excluding Control Premium               $24.00 - $48.00



Including 25.8% Control Premium (a)     $30.00 - $60.00




Precedent Transactions Analysis         $27.00 - $44.00




Discounted Cash Flow Analysis           $31.50 - $49.00



Purchase Price                          $35.00

--------------------------------------------------------------------------------
(a) Control Premium is based on the mean control premium paid (to closing price one week prior) in all announced mergers and acquisitions transactions valued between $300 million and $600 million since June 28, 2001. Source: Thomson Mergers & Acquisitions.

                             DEL LABORATORIES, INC.
--------------------------------------------------------------------------------

                           Summary Valuation Analysis
                           --------------------------

Summary Analysis for
Selected Publicly Traded Cosmetic Companies > $1 Billion Equity Value
--------------------------------------------------------------------------------
(Dollars in Millions, Except for Per Share Amounts)

-----------------------------------------------------------------------------------------------------------------------------------
MARKET DATA                                                         Price/Earnings Multiples                Enterprise Value as a
                              Closing       52 Week                --------------------------                  Multiple of LTM
                              Price on  ---------------   Equity             CY 2004  CY 2005 Enterprise  ------------------------
Selected Companies           6/30/2004   High     Low     Value     LTM EPS  EPS (a)  EPS (a)  Value (b)  Net Sales  EBIT   EBITDA
-----------------------------------------------------------------------------------------------------------------------------------
                       DAISY    $31.02  $34.21   $21.87    $335.3     18.1 x  NA       NA        $412.8     109.9%   12.9 x  10.2 x
                  L'Oreal SA     80.45   83.22    67.83  54,386.9     39.3    26.3 x   23.6 x  53,964.9     318.7%   24.6    18.4
         Avon Products, Inc.     46.14   45.98    30.47  21,733.9     30.7    26.7     23.4    22,305.1     311.1%   20.5    18.3
                   KAO Corp.     23.90   24.62    19.08  13,727.0     20.7    20.5     19.4    13,719.8     167.3%   12.3     8.3
Estee-Lauder Companies, Inc.     48.78   48.24    32.60  11,512.8     31.6    27.4     23.8    11,486.6     204.1%   18.5    14.3
          Shiseido Co., Ltd.     12.49   13.63   101.31   5,304.2     24.0    35.6     28.7     5,912.9     104.8%   17.0    10.0
      Alberto-Culver Company     50.14   50.07    33.69   4,640.9     25.7    23.4     21.2     4,683.0     152.5%   15.9    13.5

----------------------------------------------------------------------------------------------------             ------------------
OPERATING DATA                                                                         Net Income
                                  Net Sales           EBITDA             EBIT          to Common                   5 Year  CY 2004
                                  ---------           ------             ----          ---------                   Growth    PE/
                                 LTM     CAGR     LTM       CAGR     LTM     CAGR     LTM     CAGR                Rate (a)  Growth
----------------------------------------------------------------------------------------------------             ------------------
                       DAISY    $375.7   12.6%    $40.4     13.4%    $31.9   17.7%    $17.5   32.0%                    NA      NA
                  L'Oreal SA  16,933.1    1.0%  2,938.6      5.6%  2,196.0    5.8%  1,384.3   10.9%                 11.1%     2.4 x
         Avon Products, Inc.   7,169.2    7.0%  1,216.6     10.9%  1,090.6   11.5%    722.2   10.3%                 13.0%     2.1
                   KAO Corp.   8,201.3    3.7%  1,646.9      3.8%  1,118.4    5.0%    663.9   10.2%                  5.3%     3.9
Estee-Lauder Companies, Inc.   5,628.2    4.7%    805.5     (1.6%)   619.3   (3.8%)   362.4   (2.2%)                12.5%     2.2
          Shiseido Co., Ltd.   5,644.7    2.2%    594.1     (0.4%)   347.1    1.3%    218.8   17.5%                  2.7%    13.4
      Alberto-Culver Company   3,071.8   10.2%    345.7     15.8%    294.6   20.3%    176.9   21.2%                 13.0%     1.8

-------------------------------------------------------------------------------------
MARGINS
                                 EBITDA / Sales     EBIT / Sales   Net Income / Sales
                                 --------------     ------------   ------------------
                                 LTM    Average   LTM      Average   LTM    Average
-------------------------------------------------------------------------------------
                       DAISY     10.8%   11.9%     8.5%      9.5%     4.7%    4.9%
                  L'Oreal SA     17.4%   16.9%    13.0%     12.4%     8.2%    7.5%
         Avon Products, Inc.     17.0%   16.4%    15.2%     14.5%    10.1%    9.4%
                   KAO Corp.     20.1%   20.2%    13.6%     13.5%     8.1%    7.6%
Estee-Lauder Companies, Inc.     14.3%   14.0%    11.0%     10.6%     6.4%    6.2%
          Shiseido Co., Ltd.     10.5%    7.6%     6.1%      3.0%     3.9%    1.3%
      Alberto-Culver Company     11.3%   10.6%     9.6%      8.8%     5.8%    5.1%

--------------------------------------------------------------------------------
NOTE: CAGRs (Compound Annual Growth Rates) and Averages are for the last three completed fiscal years for each company. All operating data has been adjusted to exclude unusual and extraordinary items.

(a) Source of projected EPS estimates and growth rates: First Call Investment Research - mean estimate of Wall Street analysts as of 6/30/04.

(b) Enterprise value represents equity value plus book values of total debt, including preferred stock and minority interest less cash.

                             DEL LABORATORIES, INC.
--------------------------------------------------------------------------------

                           Summary Valuation Analysis
                           --------------------------

Summary Analysis for
Selected Publicly Traded Cosmetic Companies < $1 Billion Equity Value
--------------------------------------------------------------------------------
(Dollars in Millions, Except for Per Share Amounts)

-----------------------------------------------------------------------------------------------------------------------------------
MARKET DATA                                                         Price/Earnings Multiples                Enterprise Value as a
                              Closing       52 Week                --------------------------                  Multiple of LTM
                              Price on  ---------------   Equity             CY 2004  CY 2005 Enterprise  ------------------------
Selected Companies           6/30/2004   High     Low     Value     LTM EPS  EPS (a)  EPS (a)  Value (b)  Net Sales  EBIT   EBITDA
-----------------------------------------------------------------------------------------------------------------------------------
                       DAISY    $31.02  $34.21   $21.87   $335.3     18.1 x     NA       NA      $412.8     109.9%   12.9 x  10.2 x

       Elizabeth Arden, Inc.     21.04   23.94    12.77    550.2     21.8     18.8 x   15.0 x     822.7     100.3%   11.8     9.1
                Revlon, Inc.      2.95    3.93     2.05    499.1       NM       NM       NA     1,578.7     120.0%   31.1    10.0
         Inter Parfums, Inc.     20.85   33.36     7.00    428.3     25.7     24.5       NA       376.4     182.4%   12.0    10.8
     Parlux Fragrances, Inc.     10.95   13.73     2.91    115.2     17.3       NA       NA       123.3     153.0%   12.0    10.7
        CCA Industries, Inc.      8.43    9.35     6.50     65.1     11.6      9.9      8.3        63.7     115.2%    7.1     6.9

----------------------------------------------------------------------------------------------------             ------------------
OPERATING DATA                                                                         Net Income
                                  Net Sales           EBITDA             EBIT          to Common                   5 Year  CY 2004
                                  ---------           ------             ----          ---------                   Growth    PE/
                                 LTM     CAGR     LTM       CAGR     LTM     CAGR     LTM     CAGR                Rate (a)  Growth
----------------------------------------------------------------------------------------------------             ------------------
                       DAISY    $375.7   12.6%    $40.4     13.4%    $31.9   17.7%    $17.5   32.0%                    NA      NA

       Elizabeth Arden, Inc.     820.5   10.4%     90.5     59.8%     69.7  249.8%     22.0     NM                   16.0%    1.2 x
                Revlon, Inc.   1,315.7    0.8%    158.0     (1.2%)    50.8    3.3%   (114.3)    NM                     NA      NA
         Inter Parfums, Inc.     206.4   28.6%     34.8     31.9%     31.4   32.9%     16.5   30.2%                    NA      NA
     Parlux Fragrances, Inc.      80.6    7.3%     11.6     40.2%     10.3   69.8%      6.3     NM                     NA      NA
        CCA Industries, Inc.      55.3   14.6%      9.3     56.8%      8.9   62.2%      5.5   61.8%                  12.9%    0.8

-------------------------------------------------------------------------------------
MARGINS
                                 EBITDA / Sales     EBIT / Sales   Net Income / Sales
                                 --------------     ------------   ------------------
                                 LTM    Average   LTM      Average   LTM    Average
-------------------------------------------------------------------------------------
                       DAISY     10.8%   11.9%     8.5%      9.5%     4.7%     4.9%

       Elizabeth Arden, Inc.     11.0%    9.7%     8.5%      6.3%     2.7%    (0.0%)
                Revlon, Inc.     12.0%    7.6%     3.9%     (1.7%)   (8.7%)  (14.9%)
         Inter Parfums, Inc.     16.9%   15.3%    15.2%     13.5%     8.0%     7.3%
     Parlux Fragrances, Inc.     14.4%   10.9%    12.8%      8.7%     7.8%     3.5%
        CCA Industries, Inc.     16.8%   12.3%    16.1%     11.5%    10.0%     7.0%

--------------------------------------------------------------------------------
NOTE: CAGRs (Compound Annual Growth Rates) and Averages are for the last three completed fiscal years for each company. All operating data has been adjusted to exclude unusual and extraordinary items.

(a) Source of projected EPS estimates and growth rates: First Call Investment Research - mean estimate of Wall Street analysts as of 6/30/04.

(b) Enterprise value represents equity value plus book values of total debt, including preferred stock and minority interest less cash.

                             DEL LABORATORIES, INC.
--------------------------------------------------------------------------------

                           Summary Valuation Analysis
                           --------------------------

Summary Analysis for Selected Publicly Traded OTC Pharmaceutical Companies
--------------------------------------------------------------------------------
(Dollars in Millions, Except for Per Share Amounts)

-----------------------------------------------------------------------------------------------------------------------------------
MARKET DATA                                                         Price/Earnings Multiples                Enterprise Value as a
                              Closing       52 Week                --------------------------                  Multiple of LTM
                              Price on  ---------------   Equity             CY 2004  CY 2005 Enterprise  ------------------------
Selected Companies           6/30/2004   High     Low     Value     LTM EPS  EPS (a)  EPS (a)  Value (b)  Net Sales  EBIT   EBITDA
-----------------------------------------------------------------------------------------------------------------------------------
                       DAISY    $31.02  $34.21   $21.87    $335.3     18.1 x    NA       NA      $412.8     109.9%   12.9 x  10.2 x

              Alpharma, Inc.     20.48   24.00    16.85   1,072.3     36.3    26.9 x   20.1 x   1,570.7     120.2%   15.9     8.1
   Church & Dwight Co., Inc.     45.78   47.18    31.50   1,989.8     21.4    20.8     18.2     2,285.2     206.9%   14.9    12.3
             Perrigo Company     18.97   24.96    12.32   1,394.8     21.6    21.1       NA     1,248.1     143.7%   12.8    10.0
               Chattem, Inc.     28.87   29.18    11.55     610.4     20.2    17.7     16.1       799.5     329.0%   13.0    11.7
                   CNS, Inc.     10.04   14.85     8.40     147.3     17.0    11.8       NA        97.9     112.5%    7.3     6.8

----------------------------------------------------------------------------------------------------             ------------------
OPERATING DATA                                                                         Net Income
                                  Net Sales           EBITDA             EBIT          to Common                   5 Year  CY 2004
                                  ---------           ------             ----          ---------                   Growth    PE/
                                 LTM     CAGR     LTM       CAGR     LTM     CAGR     LTM     CAGR                Rate (a)  Growth
----------------------------------------------------------------------------------------------------             ------------------
                       DAISY    $375.7   12.6%    $40.4     13.4%    $31.9   17.7%    $17.5    32.0%                  NA       NA

              Alpharma, Inc.   1,306.7   15.7%    193.9     20.5%     98.6   25.4%     29.4  1282.9%                15.5%     1.7 x
   Church & Dwight Co., Inc.   1,104.6    4.9%    185.4     21.5%    153.7   26.5%     90.1    32.0%                12.8%     1.6
             Perrigo Company     868.3    4.7%    124.8     17.6%     97.2   21.9%     63.7    20.2%                10.0%     2.1
               Chattem, Inc.     243.0   13.6%     68.6     17.2%     61.5   25.9%     28.1    68.2%                10.0%     1.8
                   CNS, Inc.      87.0   12.9%     14.4     55.5%     13.5   69.9%      8.5   (21.3%)               15.0%     0.8

-------------------------------------------------------------------------------------
MARGINS
                                 EBITDA / Sales     EBIT / Sales   Net Income / Sales
                                 --------------     ------------   ------------------
                                 LTM    Average   LTM      Average   LTM    Average
-------------------------------------------------------------------------------------
                       DAISY     10.8%    11.9%    8.5%      9.5%     4.7%    4.9%

              Alpharma, Inc.     14.8%    16.2%    7.5%      9.1%     2.2%    2.0%
   Church & Dwight Co., Inc.     16.8%    14.3%   13.9%     11.5%     8.2%    6.3%
             Perrigo Company     14.4%    11.8%   11.2%      8.6%     7.3%    5.3%
               Chattem, Inc.     28.2%    25.9%   25.3%     22.2%    11.6%    7.7%
                   CNS, Inc.     16.6%    13.4%   15.5%     11.9%     9.8%   12.8%

--------------------------------------------------------------------------------
NOTE: CAGRs (Compound Annual Growth Rates) and Averages are for the last three completed fiscal years for each company. All operating data has been adjusted to exclude unusual and extraordinary items.

(a) Source of projected EPS estimates and growth rates: First Call Investment Research - mean estimate of Wall Street analysts as of 6/30/04.

(b) Enterprise value represents equity value plus book values of total debt, including preferred stock and minority interest less cash.

                             DEL LABORATORIES, INC.
--------------------------------------------------------------------------------

                           Summary Valuation Analysis
                           --------------------------

Preliminary Summary Valuation Based on Comparable Companies
--------------------------------------------------------------------------------
(Dollars in Millions, Except Per Share Data)

                                                                                                                Implied Per Share
                                                    Implied               Implied            Implied Per      Value Including 25.8%
                LTM (a)        Multiples        Enterprise Value      Equity Value (b)   Per Share Value (c)   Control Premium (d)
               --------    -----------------    -----------------    -----------------   -------------------   -------------------
LTM Net Sales   $375.7     100.0%  -  200.0%    $375.7  -  $751.3    $298.2  -  $673.8    $27.90  -  $59.04     $35.08  -  $74.25

LTM EBITDA       $40.4       8.0x  -   12.0x    $323.2  -  $484.8    $245.7  -  $407.3    $23.55  -  $36.95     $29.62  -  $46.46

LTM EBIT         $31.9      11.0x  -   16.0x    $351.1  -  $510.7    $273.6  -  $433.2    $25.86  -  $39.09     $32.52  -  $49.16

LTM EPS          $1.72      16.0x  -   25.0x    $370.4  -  $556.8    $292.9  -  $479.3    $27.47  -  $42.92     $34.54  -  $53.97

             Projected (e)
             -------------

CY 2004 EPS      $2.12      12.0x  -   22.0x    $345.3  -  $600.5    $267.8  -  $523.0    $25.38  -  $46.54     $31.92  -  $58.52

CY 2005 EPS      $2.40      10.0x  -   20.0x    $328.5  -  $617.9    $251.0  -  $540.4    $23.99  -  $47.98     $30.17  -  $60.34

--------------------------------------------------------------------------------
(a) Latest twelve months ended March 31, 2004. Source: Company's Form 10-K for the year ended December 31, 2003 and the Company's Form 10-Q for the period ended March 31, 2004. Excludes non-recurring items.

(b) Represents enterprise value less net debt of $77.5 million as of March 31, 2004. Source: Company's Form 10-Q for the period ended March 31, 2004.

(c) Based on 9.7 million shares outstanding as of May 7, 2004 and the treasury stock method applied to 2.3 million in-the-money options outstanding at a weighted average exercise price of $16.51 per share. Source: Company's 2003 Form 10-K.

(d) Control Premium is based on the mean control premium paid (to closing price one week prior) in all announced mergers and acquisitions transactions valued between $300 million and $600 million since June 28, 2001. Source: Thomson Mergers & Acquisitions.

(e)   Source: Company Management estimates as of June 29, 2004.

                             DEL LABORATORIES, INC.
--------------------------------------------------------------------------------

                           Summary Valuation Analysis
                           --------------------------

Summary Analysis of Selected Transactions in the Beauty Product,
Toiletry and Over-the-Counter Pharmaceutical Industries
--------------------------------------------------------------------------------
(Dollars in Millions)


                                                                                              Premium to Close
  Date      Acquiror Name                                      Enterprise         Equity       1 Week Prior to          LTM
Announced      Target Name                                        Value            Value         Announcement          Sales
---------   ----------------------------------------------  ----------------  --------------  -----------------   ---------------
   Feb-04   GTCR Golder Rauner LLC (a)                            $500.0           $500.0             NA                   NA
               Prestige Brands International Inc.

   Jan-04   GTCR Golder Rauner LLC (a)                             250.0            250.0             NA                   NA
               Medtech Holdings Inc.

   Dec-03   Henkel KgaA                                            250.0            250.0             NA                133.0
               Advanced Research Laboratories

   Dec-03   Colgate-Palmolive Co.                                  830.0            940.0             NA                300.0
               GABA Holdings AG

   Dec-03   Henkel KgaA                                          3,044.3          2,912.9           15.1%             1,331.8
               Dial Corp.

   Oct-03   Investor Group (led by Tchibo Holding AG) (b)       12,141.0         12,885.6           20.6%             5,513.0
               Beiersdorf AG

   Sep-03   AEA Investors, Inc.                                    180.0            180.0             NA                   NA
               Burt's Bees, Inc. (a)

   Sep-03   Church & Dwight Co., Inc.                              104.0 (c)        104.0             NA                122.0
               Unilever N.V. (Oral care brands)

   Sep-03   Cap Man plc                                            109.4            109.4             NA                148.1
               Noiro (Cosmetics Unit of Orion Corp.)

   Sep-03   Helen of Troy Ltd.                                      55.0             55.0             NA                 40.0 (d)
               Unilever N.V (Brut cologne)

   Mar-03   Procter & Gamble Company                             6,843.2 (e)      5,699.2 (e)       20.6% (f)         3,292.0
               Wella AG

                                                                          Enterprise Value                 Equity Value as
                                                                        as a Multiple of LTM:                 a Multiple
  Date      Acquiror Name                                    --------------------------------------------      of LTM
Announced      Target Name                                       Sales          EBITDA          EBIT          Net Income
---------   ----------------------------------------------   --------------  -------------  -------------  ---------------
   Feb-04   GTCR Golder Rauner LLC (a)                               NA            9.0 x            NA            NA
               Prestige Brands International Inc.

   Jan-04   GTCR Golder Rauner LLC (a)                               NA            8.0              NA            NA
               Medtech Holdings Inc.

   Dec-03   Henkel KgaA                                           188.0 %           NA            10.0 x          NA
               Advanced Research Laboratories
                                                                             ---------------------------------------------
   Dec-03   Colgate-Palmolive Co.                                 313.3                       Not Disclosed
               GABA Holdings AG                                              ---------------------------------------------

   Dec-03   Henkel KgaA                                           218.7           11.0            12.7          23.2 x
               Dial Corp.

   Oct-03   Investor Group (led by Tchibo Holding AG) (b)         233.7           14.4            21.8          37.3
               Beiersdorf AG

   Sep-03   AEA Investors, Inc.                                      NA            9.0              NA            NA
               Burt's Bees, Inc. (a)
                                                                             ---------------------------------------------
   Sep-03   Church & Dwight Co., Inc.                              85.2                       Not Disclosed
               Unilever N.V. (Oral care brands)                              ---------------------------------------------

   Sep-03   Cap Man plc                                            73.9             NA            10.2            NA
               Noiro (Cosmetics Unit of Orion Corp.)
                                                                             ---------------------------------------------
   Sep-03   Helen of Troy Ltd.                                    137.5                       Not Disclosed
               Unilever N.V (Brut cologne)                                   ---------------------------------------------

   Mar-03   Procter & Gamble Company                              173.1           16.1            23.4          43.2
               Wella AG

--------------------------------------------------------------------------------
Source: Thomson Financial and public documents.

NA = Not available/applicable.  NM = Not meaningful.

(a)   Source: The Deal, LLC.

(b) Insurance group Allianz agreed to sell its 40.0% stake in Beiersdorf AG to a host of companies including Tchibo Holdings. The transaction increased Tchibo Holding's ownership to 49.9%.

(c) Excludes additional performance-based cash payments between $5.0 and $12.0 million.

(d)   Projected financial data. Source: Company documents.

(e) Enterprise value and equity value calculations include Wella preferred shares.

(f)   Calculation is for common shares only.

                             DEL LABORATORIES, INC.
--------------------------------------------------------------------------------

                           Summary Valuation Analysis
                           --------------------------

Summary Analysis of Selected Transactions in the Beauty Product,
Toiletry and Over-the-Counter Pharmaceutical Industries
--------------------------------------------------------------------------------
(Dollars in Millions)


                                                                                              Premium to Close
  Date      Acquiror Name                                      Enterprise         Equity       1 Week Prior to          LTM
Announced      Target Name                                        Value            Value         Announcement          Sales
---------   ----------------------------------------------  ----------------  --------------  -----------------   ---------------
   Aug-02   Wella AG                                               $43.3            $43.3             NA                $35.7
               Unilever Italia SpA (Atkinson's subsidiary)

   Aug-02   Kao Corp.                                              450.0 (a)        450.0             NA                160.0 (b)
               John Freida Professional Hair Care, Inc.

   Mar-02   Chattem, Inc.                                           75.0             75.0             NA                 41.0
               Abbott Laboratories (Selsun Blue shampoo)

   May-01   Procter & Gamble Company                             4,950.0          4,950.0             NA              1,600.0
               Bristol-Myers Squibb (Clairol division)

   May-01   Church & Dwight, Kelso & Co.                         1,147.0            961.0          (11.2%)              781.4
               Carter-Wallace, Inc.

   Nov-00   Investor Group (3i Group PLC, et al.)                  440.0             62.2           29.4%               323.2
               Beltpacker (Peter Black, Inc.)

   Oct-00   Omega Pharma N.V.                                      118.3            118.3             NA                 90.5
               Chefaro International N.V.

   Oct-00   Boots Co. PLC                                          340.0            340.0             NA                137.0
               Procter & Gamble (Clearasil over-the-counter acne treatment)

   Oct-00   GlaxoSmithKline PLC                                  1,138.0          1,234.8           20.8%               888.6
               Block Drug Co., Inc.

   Sep-00   Tupperware Corp.                                        60.4             54.3           86.7%                64.1
               BeautiControl Cosmetics, Inc.

   Aug-00   Kao Corp.                                              160.0 (c)        160.0             NA                 86.1
               Chattem, Inc. (anti-perspirant / deodorant business
                  [includes Ban and other brands])

   Jun-00   Investor Group (ABN Amro, et al.)                      331.3            331.3             NA                278.6
               Smith & Nephew PLC (Accantia Health & Beauty division)

   Feb-00   L'Oreal S.A.                                           218.6             80.3           41.0%               169.4
               Carson, Inc.

                                                                          Enterprise Value                 Equity Value as
                                                                        as a Multiple of LTM:                 a Multiple
  Date      Acquiror Name                                    --------------------------------------------      of LTM
Announced      Target Name                                       Sales          EBITDA          EBIT          Net Income
---------   ----------------------------------------------   --------------  -------------  -------------  ---------------
                                                                             ---------------------------------------------
   Aug-02   Wella AG                                              121.2 %                   Not Disclosed
               Unilever Italia SpA (Atkinson's subsidiary)                   ---------------------------------------------
                                                                             ---------------------------------------------
   Aug-02   Kao Corp.                                             281.3                     Not Disclosed
               John Freida Professional Hair Care, Inc.                      ---------------------------------------------
                                                                             ---------------------------------------------
   Mar-02   Chattem, Inc.                                         182.9                     Not Disclosed
               Abbott Laboratories (Selsun Blue shampoo)                     ---------------------------------------------
                                                                                            ------------------------------
   May-01   Procter & Gamble Company                              309.4           14.9 x             Not Disclosed
               Bristol-Myers Squibb (Clairol division)                                      ------------------------------

   May-01   Church & Dwight, Kelso & Co.                          146.8           11.6            14.0 x        17.9 x
               Carter-Wallace, Inc.

   Nov-00   Investor Group (3i Group PLC, et al.)                 136.1            9.7            11.2          13.5
               Beltpacker (Peter Black, Inc.)

                                                                             ---------------------------------------------
   Oct-00   Omega Pharma N.V.                                     130.8                     Not Disclosed
               Chefaro International N.V.                                    ---------------------------------------------
                                                                             ---------------------------------------------
   Oct-00   Boots Co. PLC                                         248.2                     Not Disclosed
               Procter & Gamble (Clearasil over-the-counter acne treatment)  ---------------------------------------------

   Oct-00   GlaxoSmithKline PLC                                   128.1           12.0            17.7          22.1
               Block Drug Co., Inc.

                                                                             ---------------------------------------------
   Sep-00   Tupperware Corp.                                       94.2                     Not Meaningful
               BeautiControl Cosmetics, Inc.                                 ---------------------------------------------
                                                                             ---------------------------------------------
   Aug-00   Kao Corp.                                             185.8                     Not Disclosed
               Chattem, Inc. (anti-perspirant / deodorant business           ---------------------------------------------
                  [includes Ban and other brands])

   Jun-00   Investor Group (ABN Amro, et al.)                     118.9             NA             8.1            NA
               Smith & Nephew PLC (Accantia Health & Beauty division)

   Feb-00   L'Oreal S.A.                                          129.1            9.8            14.7            NM
               Carson, Inc.

--------------------------------------------------------------------------------
Source: Thomson Financial and public documents.

NA = Not available/applicable. NM = Not meaningful.

(a)   Includes $340 million for trademark rights.

(b)   Projected financial data. Source: Company documents.

(c)   Excludes contingency payments worth $6.5 million.

                             DEL LABORATORIES, INC.
--------------------------------------------------------------------------------

                           Summary Valuation Analysis
                           --------------------------

Preliminary Summary Valuation Based on Precedent Transactions
--------------------------------------------------------------------------------
(Dollars in Millions, Except Per Share Data)

                                                             Implied                  Implied                  Implied
                 LTM (a)           Multiples            Enterprise Value          Equity Value (b)       Per Share Value (c)
               ----------   ----------------------   ----------------------   ----------------------   ----------------------
Net Sales        $375.7        120.0%  -  220.0%        $450.8  -  $826.4        $373.3  -  $749.0        $34.13  -  $65.27

EBITDA            $40.4          9.0x  -   14.0x        $363.6  -  $565.6        $286.1  -  $488.1        $26.90  -  $43.65

EBIT              $31.9         10.0x  -   18.0x        $319.2  -  $574.5        $241.7  -  $497.0        $23.22  -  $44.39

EPS               $1.72         18.0x  -   23.0x        $411.8  -  $515.4        $334.4  -  $437.9        $30.90  -  $39.48

--------------------------------------------------------------------------------
(a) Latest twelve months ended March 31, 2004. Source: Company's Form 10-K for the year ended December 31, 2003 and the Company's Form 10-Q for the period ended March 31, 2004. Excludes non-recurring items.

(b) Represents enterprise value less net debt of $77.5 million as of March 31, 2004. Source: Company's Form 10-Q for the period ended March 31, 2004.

(c) Based on 9.7 million shares outstanding as of May 7, 2004 and the treasury stock method applied to 2.3 million in-the-money options outstanding at a weighted average exercise price of $16.51 per share. Source: Company's 2003 Form 10-K.

                             DEL LABORATORIES, INC.
--------------------------------------------------------------------------------

                           Summary Valuation Analysis
                           --------------------------

Discounted Cash Flow Analysis
--------------------------------------------------------------------------------
(Amounts in Millions, Except Per Share Data)

                                              6 Months
                                                Ended               Projected Fiscal Year Ending December 31,
                                             ---------------------------------------------------------------------------
                                             12/31/2004      2005         2006         2007         2008         2009
                                             ---------------------------------------------------------------------------
Net Sales                                      $210.1       $437.9       $463.3       $486.1       $508.3       $531.4
 --% Growth                                       7.9%        10.1%         5.8%         4.9%         4.6%         4.6%
EBITDA                                          $31.0        $52.5        $59.0        $63.6        $67.3        $70.1
 --% of Net Sales                                14.7%        12.0%        12.7%        13.1%        13.2%        13.2%
EBIT                                            $26.1        $44.7        $51.2        $55.9        $59.6        $62.3
 --% of Net Sales                                12.4%        10.2%        11.1%        11.5%        11.7%        11.7%
Taxes                                            10.1         15.7         18.4         20.4         21.9         23.1
                                             ---------------------------------------------------------------------------
Tax-Adjusted EBIT                                16.0         29.1         32.8         35.5         37.7         39.2
Depreciation & Amortization                       3.9          7.8          7.8          7.8          7.8          7.8
Capital Expenditures                             (5.3)       (11.0)       (11.0)        (9.0)        (9.0)        (9.0)
Change in Net Working Capital                    (0.5)        (3.4)        (6.7)        (6.3)        (6.3)        (6.7)
                                             ---------------------------------------------------------------------------
Free Cash Flow                                  $14.1        $22.4        $22.9        $27.9        $30.2        $31.3
                                             ===========================================================================
  Growth in Free Cash Flow                         --           --          1.9%        22.0%        8.2%         3.7%


Terminal Value / EBITDA Multiple                    8.0 x                        10.0 x                        12.0 x
                                        ----------------------------  ----------------------------  ----------------------------
Discount Rate                               9.0%     10.0%     11.0%     9.0%      10.0%     11.0%     9.0%      10.0%     11.0%
                                        ----------------------------  ----------------------------  ----------------------------
Present Value of Free Cash Flow          $112.2    $109.1    $106.0    $112.2    $109.1    $106.0    $112.2    $109.1    $106.0
Present Value of Terminal Value           348.9     331.8     315.7     436.1     414.7     394.6     523.3     497.7     473.5
                                         ------    ------    ------    ------    ------    ------    ------    ------    ------
Total Enterprise Value                   $461.1    $440.8    $421.7    $548.3    $523.8    $500.6    $635.5    $606.7    $579.5
Less: Net Debt (a)                        (80.1)    (80.1)    (80.1)    (80.1)    (80.1)    (80.1)    (80.1)    (80.1)    (80.1)
                                         ------    ------    ------    ------    ------    ------    ------    ------    ------
Total Equity Value                       $381.0    $360.7    $341.6    $468.2    $443.7    $420.5    $555.4    $526.6    $499.4

Total Equity Value Per Share (b)         $34.77    $33.09    $31.50    $42.00    $39.96    $38.04    $49.23    $46.84    $44.59

Terminal Value as a % of Total Value       75.7%     75.3%     74.9%     79.5%     79.2%     78.8%     82.3%     82.0%     81.7%
Implied Perpetuity Growth Rate              3.2%      4.2%      5.1%      4.3%      5.3%      6.3%      5.1%      6.1%      7.0%
                                        ----------------------------  ----------------------------  ----------------------------

--------------------------------------------------------------------------------
Source: Company Management estimates as of June 29, 2004.

(a)   Net debt = total debt less cash projected for June 30, 2004. Source:
      Management's 2004 projected balance sheet and cash flow as of June 26, 2004.

(b) Based on 9.7 million shares outstanding as of May 7, 2004 and the treasury stock method applied to 2.3 million in-the-money options outstanding at a weighted average exercise price of $16.51 per share. Source: Company's 2003 Form 10-K.

                     TAB VII -- Summary of Parties Contacted

                             DEL LABORATORIES, INC.
--------------------------------------------------------------------------------

                          Summary of Parties Contacted
                          ----------------------------

Summary of Process
--------------------------------------------------------------------------------


---------------------                      ---------------------
|                   |                      |                   |
|                   |                      |       Signed      |
|                   |                      |  Confidentiality  |
|     Contacted     |        ______\       |    Agreement /    |       ______\
|                   |       |       \      |      Received     |      |       \
|                   |       |______ /      |    Information    |      |______ /
|   25 Parties (a)  |              /       |      Package      |             /
|                   |                      |                   |
|                   |                      |     12 Parties    |
|                   |                      |                   |
---------------------                      ---------------------


---------------------                      ---------------------
|                   |                      |                   |
|                   |                      |                   |
|      Met with     |                      |      Received     |
|    Management /   |        ______\       |     Definitive    |
|     Data Room     |       |       \      |     Proposals     |
|                   |       |______ /      |                   |
|                   |              /       |                   |
|     7 Parties     |                      |      1 Party      |
|                   |                      |                   |
|                   |                      |                   |
---------------------                      ---------------------


--------------------------------------------------------------------------------
(a)   24 of the 25 parties contacted were potential strategic buyers.